UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    Securities Purchase Agreement

    On June 17, 2013, Mobivity Holdings Corp. (the "Company") entered into a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors in connection with a proposed private placement of up to 37,500,000 shares of its common stock at a price of $0.20 per share, for aggregate gross proceeds of up to $7.5 million.  The Securities Purchase Agreement includes customary representations, warranties, and covenants by the investors and the Company, and an indemnity from the Company. Pursuant to the terms of the Registration Rights Agreement, the Company agreed to cause a resale registration statement covering the shares to be filed by August 16, 2013. The Registration Rights Agreement also provides that the Company must make certain payments as liquidated damages to the investors if it fails to timely file the  registration statement and cause it to become effective.  The transaction is further described in the press release issued by the Company on June 20, 2013, a copy of which is filed herewith as Exhibit 99.1.

    An initial closing for $5,795,000 of the common stock financing was completed on June 17, 2013.  The Company expects to conduct additional closings for up to an additional $1,705,000 within the next several days of the filing of this report.

    The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1, 10.2, and 99.1, each of which is incorporated herein by reference.

    Convertible Secured Promissory Note Conversion Agreement

    In connection with the private placement of the Company’s common stock pursuant to the Securities Purchase Agreement described above, the Company also entered into a Convertible Secured Promissory Note Conversion Agreement (the “Note Conversion Agreement”) on June 17, 2013, with certain holders of its outstanding10% Senior Secured Convertible Bridge Notes due October 15, 2013 (the “Notes”).  Pursuant to the Note Conversion Agreement, the Company agreed to issue to the holders of the Notes shares of its common stock at the conversion price of $0.20 per share for the cancellation of the outstanding principal amounts and accrued interest under the Notes.  Certain holders elected to receive, and the Company agreed to make, cash payments on the accrued interest on their Notes in lieu of shares of common stock.  Each Note holder also received a warrant to purchase that number of shares of the Company’s common stock calculated by dividing the outstanding principal amount plus accrued and unpaid interest of such Note by the conversion price.  The warrants are exercisable for a period of five years at an exercise price of $0.20 per share (the “Warrants”).  The transaction is also described in the press release issued by the Company on June 20, 2013, a copy of which is filed herewith as Exhibit 99.1.

    By executing the Note Conversion Agreement, the holders representing a majority of the outstanding principal amount of the Notes also amended and restated the Registration Rights Agreement dated May 18, 2012 by and among the Company and all of the holders of the Notes (the “Prior Rights Agreement”).  The Prior Rights Agreement was thereby amended and restated, pursuant to Section 7(a) of the Prior Rights Agreement, in the form of the Registration Rights Agreement entered into by the Company and the investors in the Securities Purchase Agreement described above, which is filed herewith as Exhibit 10.2.

    The Company closed on the conversion of $5,218,208 of aggregate principal and accrued but unpaid interest, representing approximately 96% of the Company’s issued and outstanding Notes, on June 17, 2013.  The Company expects to convert the remaining $217,218 of outstanding principal and accrued interest in additional closings within the next several days of the filing of this report.

    The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 4.1, 10.2, 10.3 and 99.1, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

    The information set forth under Item 1.01 above regarding the private placement under the Securities Purchase Agreement and the Note Conversion Agreement is hereby incorporated by reference into this Item 3.02.  The first closing of the transactions contemplated by the Securities Purchase Agreement and the Note Conversion Agreement occurred on June 17, 2013.  The Company issued an aggregate of 28,975,000 shares of its common stock to the investors in the Securities Purchase Agreement for gross proceeds of $5,795,000.  In addition, the Company issued an aggregate of 25,614,028 shares of its common stock to the investors in the Note Conversion Agreement in exchange for the cancellation of Notes in the aggregate principal amount of $4,767,502 and aggregate accrued interest of $355,303.  The Company also issued Warrants to purchase an aggregate of 25,614,028 shares of the Company’s common stock to the investors in the Note Conversion Agreement.  The shares and the Warrants were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  Emerging Growth Equities, Ltd. (“EGE”) acted as placement agent for the private placement and received $361,200 in commissions from the Company.  In addition, for its services as placement agent, the Company issued to EGE Warrants to purchase an aggregate of 3,177,805 shares of the Company’s common stock, exercisable for a period of five years from the closing date, at an exercise price of $0.20 per share.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

4.1	Form of Common Stock Purchase Warrant.	Filed herewith

10.1	Securities Purchase Agreement by and among the Company and the purchasers identified on the signature pages thereto, dated as of June 17, 2013.	Filed herewith

10.2	Registration Rights Agreement by and among the Company and the purchasers identified on the signature pages thereto, dated as of June 17, 2013.	Filed herewith

10.3	Convertible Secured Promissory Note Conversion Agreement by and among the Company and the Note holders identified on the signature pages thereto, dated as of June 17, 2013.	Filed herewith

99.1	Press release dated June 20, 2013 announcing the closing of the Company’s private placement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY CORP.

June 20, 2013	By:	/s/ Dennis Becker Dennis Becker, Chief Executive Officer